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                                                                    EXHIBIT 10.2

                              HANOVER DIRECT, INC.
                   UNSECURED LINE OF CREDIT & PROMISSORY NOTE

$25,000,000                                                  New York, New York
                                                             As of March 1, 2000

ALL AMOUNTS AT ANY TIME OWING BY THE MAKER OF THIS UNSECURED LINE OF CREDIT & PROMISSORY NOTE (THIS "NOTE") TO THE PAYEE HEREUNDER ARE SUBORDINATED IN RIGHT OF PAYMENT TO THE INDEFEASIBLE PAYMENT AND SATISFACTION IN FULL OF ALL PRESENT AND FUTURE OBLIGATIONS, LIABILITIES AND INDEBTEDNESS OF THE MAKER OF THIS NOTE TO CONGRESS FINANCIAL CORPORATION (AND ITS SUCCESSORS AND ASSIGNS), AS PROVIDED BY AND AS OTHERWISE SUBJECT TO THE SUBORDINATION AGREEMENT, DATED AS OF MARCH 24, 2000, BETWEEN THE PAYEE AND CONGRESS FINANCIAL CORPORATION.

         FOR VALUE RECEIVED, the undersigned, HANOVER DIRECT, INC., a Delaware corporation ("Borrower"), promises to pay to the order of RICHEMONT FINANCE, S.A., or its assigns ("Lender"), on or before the Maturity Date referred to below, TWENTY-FIVE MILLION DOLLARS ($25,000,000), or such lesser amount as shall then be outstanding under this Line of Credit and Promissory Note as evidenced by Lender's record of the loans made hereunder.

         Fees: The Borrower will pay the Lender a monthly fee of $62,500 each month in arrears from the date of the Note up to the Maturity Date (as defined below).

         Interest: The Borrower will pay the Lender monthly interest at a rate of 0.583% on the average monthly balance outstanding in arrears.

         All outstanding principal, fees and interest not previously paid shall be due and payable in full on the date (the "Maturity Date") which is the earlier to occur of December 30, 2000 and the date on which Lender makes an equity infusion in Borrower or any of Borrower's subsidiaries. Principal, fees and interest on this Note are payable in lawful currency of the United States of America to the Lender at its principal office at 35 Boulevard, Prince Henri, L1724 Luxemborg, or as such other place as may be designated by Lender, in same day funds.

A.       REPRESENTATIONS AND WARRANTIES

1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower has the corporate power and authority to execute and deliver this Note and to perform its obligations hereunder.




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2.       This Note has been duly authorized by all necessary corporate action on the part of Borrower, and this Note constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution, delivery and performance by Borrower of this Note will not (i) violate, or result in the creation of any lien in respect of any property of Borrower under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument by which Borrower is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to Borrower or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to Borrower.

4. No approval, consent, waiver, authorization, registration, declaration or filing by, from or with any governmental authority or other person or entity is required in connection with the execution, delivery or performance by Borrower of this Note.

B.       COVENANTS

1. Borrower shall at all times maintain its corporate existence and shall not merge or consolidate with any other entity (unless Borrower shall be the survivor) without Lender's consent.

2. Borrower shall provide to Lender such information about its assets, liabilities and business as Lender shall from time to time reasonably request, including, without limitation, financial statements of Borrower and its subsidiaries.

C.       EVENTS OF DEFAULT

         An "Event of Default" shall exist under this Note if any of the following conditions or events shall occur and be continuing:

         (a) Borrower defaults in the payment of any principal, fees or interest on this Note when the same becomes due and payable, whether at maturity or by declaration or otherwise; or




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         (b)          Borrower defaults in the performance of any other
                  obligation hereunder or any representation or warranty made by Borrower in this Note proves to have been false or incorrect in any material respect on the date as of which made; or

         (c) Borrower (i) is unable to pay, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (d) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or any such petition shall be filed against Borrower.

                  Upon the occurrence of an Event of Default, Lender may, at its option, declare the entire unpaid principal balance of, and all accrued fees and interest on, this Note to be immediately due and payable. If an Event of Default described in paragraph (c) or (d) above has occurred, this Note shall automatically become immediately due and payable. Upon this Note becoming due and payable, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount hereof, plus all accrued and unpaid interest hereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

D.       MANDATORY REDUCTION; CONVERSION

                  The amount Lender is required to lend to Borrower under this Note prior to the Maturity Date (the "Commitment Amount") is initially $25,000,000 and is subject to reduction in accordance with the following sentence. The Commitment Amount shall be reduced at the times of any rights offering by



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Borrower, Hanover Brands, Inc. or erizon, inc. or any other equity offering(s)
or equity private placement(s) of Capital Stock (as defined in the Credit Agreement) of any such companies after March 24, 2000 which offering or placement may take the form, in whole or in part, of a conversion of outstanding indebtedness under this Note to an Equity Interest (as defined in the Credit Agreement) of a Borrower or Guarantor (each, as defined in the Credit Agreement). The Commitment Amount shall be reduced by the net cash proceeds of such offering or placement, to the extent that such net cash proceeds are not required to reduce the Commitment Amount (as defined in the Credit Agreement) pursuant to Section 2.6 of the Credit Agreement, plus the dollar amount of such indebtedness converted. The "Credit Agreement" is that certain Credit Agreement among Borrower, certain affiliates of Borrower and Lender dated as of March 24, 2000, as amended from time to time.

                  The contribution for an Equity Interest (as defined in the Credit Agreement) by the Lender may be contributed, at the Lender's option, by conversion of all or a designated portion of the principal amount of all advances made under the Note and then outstanding into such Equity Interest.

E.       GENERAL

                  In addition to the foregoing, Lender may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

                  Lender or its assignee may assign this Note to any person or entity without Borrower's consent. Lender or its assignee shall be entitled to apply this Note in payment of the price payable in respect of any equity infusion by Lender in erizon.

                  Failure of Lender to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of Lender shall be cumulative to the full extent permitted by law.

                  The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note.

                  This Note and the rights of Lender hereunder are subject to the terms of a Subordination Agreement between Lender and its subsidiaries and Congress Financial Corporation.




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     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

         Accepted and Agreed to:

         By Hanover Direct, Inc.

         Name: /s/ Brian C. Harriss
         Print Name: Brian C. Harriss
         Title: SVP & CFO




         By Richemont Finance S.A.

         Name: /s/ Jan P. duPlessis
         Print Name: Jan P. duPlessis
         Title: Director


         Name: /s/ Alan Grieve
         Print Name: Alan Grieve
         Title: Director



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